  Exhibit 99.1

Amarillo Biosciences, Inc. Announced Closing under Securities Purchase Agreement with Majority Investor and Name Change to “Ainos, Inc.”

Amarillo, TX, April 21, 2021 – Ainos, Inc., f/k/a Amarillo Biosciences, Inc. (“we” or the “Company”), (OTCBB: AMAR), a company engaged in the discovery and development of pharmaceutical and biotech products, announced today that it has consummated the transaction pursuant to that certain Securities Purchase Agreement (“Agreement”) dated December 24, 2020 with a strategic investor, Ainos, Inc., a Cayman Islands corporation (the “Investor” or “Ainos KY”) focused on advanced technology diagnostic medical devices and artificial intelligence consumer healthcare solutions. Ainos KY develops and manufactures point-of-care testing (“POCT”) rapid test kit products that include diagnostics for COVID-19 (SARS CoV2 Antigen Rapid Test), pneumonia, vaginal infection and helicobacter pylori (H. pylori) bacterial infection. Ainos POCT delivers test results rapidly utilizing biosensors and artificial intelligence algorithms for volatile organic compound (VOC) analysis.

Pursuant to the Agreement, the Company issued 100,000,000 shares of common stock at $0.20 per share to the Investor in exchange for certain patent assignments, increased its authorized common stock to 300,000,000 shares, and changed the Company’s name to “Ainos, Inc.” The Company’s prior directors resigned and seven (7) new directors were elected by our shareholders. In connection with the consummation of the transaction, Mr. Chun-Hsien Tsai was appointed to serve as the Company’s Chairman of Board, President, Chief Executive Officer and Chief Financial Officer and Mr. Chia-Hsi Chen was appointed to serve as the Company’s Chief Operating Officer both effective as of April 15, 2021.

Immediately after the consummation of the transaction including the issuance of the shares to the Investor, the Investor owned approximately 70.39% of the issued and outstanding shares of common stock of the Company.

“We believe this transaction will help the Company to spearhead innovation in medical diagnostics and accelerate the Company’s path to product commercialization. I am grateful to the former Board members including Yasushi Chikagami, Daniel Fisher, Nicholas Moren, Beatrice Liu and Bernard Cohen, former Vice President, for their service and dedication to the Company,” said Stephen T. Chen, former Chairman & CEO of the Company.

Commenting on the transaction, Mr. Chun Hsien Tsai, who now serves as Chairman of Board, President, Chief Executive Officer and Chief Financial Officer of the Company, said: “This transaction is an important first and exciting step in further developing the Company’s patent assets for diagnostics and testing for persistent human diseases.”

About the Investor, Ainos, Inc., a Cayman Island corporation

Ainos, Inc. is a Cayman Islands registered company with offices in Taiwan. The company is a subsidiary of Taiwan Carbon Nano Technology Corporation (TCNT) Group, a pioneer in the advanced material industry, specializing in carbon nanotube and graphene. Ainos KY develops and manufactures biosensors and diagnostic point-of-care testing (POCT) rapid test kits that include diagnostics for COVID-19 (SARS CoV2 Antigen Rapid Test), pneumonia, vaginal infection and helicobacter pylori (H. pylori) bacterial infection. Ainos POCT delivers test results rapidly. Powered by a market-leading volatile organic compound (VOC) AI algorithm and biosensors manufactured with advanced semiconductor technology, testing with Ainos POCT only requires volatile organic compounds from sources including breath. Ainos POCT offers companion mobile apps, creating new opportunities for telehealth community. The company is also engaged in the integration of existing semiconductor technology and carbon diagnostic technology to establish standardized AI related sensor components—which can be deployed in the fields of biomedicine, IOT (Internet of Things) and Big Data. Ainos KY owns nearly 30 technical inventions patent(s) with various applications in consumer healthcare and medical device products.

About the Company, Ainos, Inc., a Texas Corporation (f/k/a Amarillo Biosciences, Inc.)

Ainos, Inc., a Texas corporation (f/k/a Amarillo Biosciences, Inc.) is a diversified healthcare company engaged in the discovery and development of pharmaceutical and biotech products.  Our goal is to introduce novel products that actively stimulate and rejuvenate the human body to combat disease and enhance the ability to heal.  Following the closing of acquisition of certain patent assets from Ainos, Inc. is a Cayman Islands registered company, the Company will focus on point-of-care testing rapid test kit products that include diagnostics for COVID-19 (SARS CoV2 Antigen Rapid Test), pneumonia, vaginal infection and helicobacter pylori (H. pylori) bacterial infection. The Company currently has offices in the United States and Taiwan.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “target,” “future,” “seek,” “likely,” “strategy,” “may,” “should,” “will,” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others, the following: the Company’s limited cash and history of losses; the Company’s ability to achieve profitability; heated competition and rapidly advancing technology in the Company’s industry that may outpace its technology; customer demand for the products and services the Company develops; the impact of competitive or alternative products, technologies and pricing; the Company’s ability to manufacture any products it develops; the Company’s ability to license and commercialize its patent assets; general economic conditions and events and the impact they may have on the Company and its potential customers, including but not limited to the impact of COVID-19; the Company’s ability to obtain adequate financing in the future; the impact of promulgation and implementation of regulations by the U.S. Food and Drug Administration (“FDA”) and by foreign governmental instrumentalities with functions similar to those of the FDA on the Company’s operations and technology; lawsuits and other claims by third parties or investigations by various regulatory agencies governing the Company’s operations; the Company’s ability to secure regulatory approvals for its products; and our success in managing the risks involved in the foregoing items. Any forward-looking statement made by us in this press release speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in our most recent Annual Report on Form 10-K and other reports we file with the U.S. Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

Company
AINOS, INC. (f/k/a Amarillo Biosciences, Inc.)
Lawrence Lin
(806) 376-1741
llin@amarbio.com

Press Release: Amarillo Biosciences, Inc. Closes its Securities Purchase Agreement with Ainos, Inc. – APRIL 21 2021